Exhibit 23(b)
INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Base Ten Systems, Inc. on Form S-8 of our report dated February 6, 1998, appearing in the Annual Report on Form 10-K/A-1 of Base Ten Systems, Inc. for the year ended December 31, 1998.


DELOITTE & TOUCHE LLP

Parsippany, New Jersey
June 21, 1999